ACQUISITION AGREEMENT

between

HCI VIOCARE TECHNOLOGIES LIMITED
 Centrum Offices, 38 Queen Street, Glasgow, G1 3DX, Scotland UK

and

CHRISTOS KAPATOS
66 Stewarton Drive, Cambuslang, Glasgow G72 8DG, Scotland, UK

ACQUISITION AGREEMENT

THIS AGREEMENT (the "Agreement") dated as of April 17, 2014 is made by and between HCI VIOCARE TECHNOLOGIES  LIMITED, a company registered in the UK under number 467480, whose registered office is at Centrum Offices, 38 Queen Street, Glasgow, G1 3DX, Scotland UK (the "Company"); and CHRISTOS KAPATOS, resident of 66 Stewarton Drive, Cambuslang, Glasgow G72 8DG, Scotland UK (the "Individual")

WHEREAS:

(A)          The  Individual  is  the  proprietor  of  the  Individual's  Background  IPR,  which  the Company wishes to acquire in order to undertake the Project;

(B)           the Individual is willing to assign the Individual's Background IPR to the Company for the purposes of the Project and to enable the Exploitation of the results of the Project; and

(C)           the  Parties  wish  to  record  in  writing  the  terms  on  which  they  have  agreed  to collaborate in the Project and in the Exploitation of the results of the Project.

NOW THEREFORE, it is hereby agreed as follows:

1.  Definitions

1.1. In this Agreement, unless the context requires  otherwise,  the following  words and phrases shall have the meanings set opposite them:

"Agreement"  means this Agreement together with the Schedule and recitals;

"Commencement Date" means 16 January, 2014, notwithstanding the date or dates of execution of this Agreement;

"Confidential Information"  means  any  and  all  confidential   and   proprietary information of any of the parties, including,  but not limited to, information relating to the business, finances,  transactions  and  affairs  of  any  of  the parties,  and  any  other  information  which  is designated as confidential by a Party or which, because of its character or the circumstances or manner of its disclosure is evidently confidential;

"Consideration"   means the consideration  as defined under Section 6.1 herein

"Documentation" means   all   papers   relating   to   the   Individual's Background IPR,    their    applications,     designs, drawings, research production, prototypes and formulation details;

"Employment Contract" means the contract of employment referred to in clause 3. 2;

"Exploitation" means the commercial exploitation of the Individual’s Background  IPR,  the Foreground  IPR, and/or any Patent,  and "Exploit" shall be construed accordingly;

"Exploitation Proceeds"  means  any and all proceeds  generated  from the Exploitation of the   Individual's Background   IPR, the Foreground   IPR and/or any Patent by way of licensing to a third party other than a Spin-out Company, which are received by the Company, whether in money or money's worth,  including,  for the avoidance of doubt, cash, or shares in a company other than a Spin-out Company;

"Foreground IPR"  means   all   and   any   IPR   arising,    created   or developed  in  the  course  of  and  relating  to  the Project but excluding  all the Individual's Background IPR;

"Group Company"   means any undertaking which from time to time is: (a) a subsidiary of the Company; (b) apparent undertaking of the Company; or (c) a subsidiary of any such parent undertaking where "subsidiary undertaking" and "parent undertaking" have the meanings  given  to  them  in  the  Companies  Act 1985 section 258;

"Individuals IPR" Background   means any and all IPR owned or available for use by the Individual, acquisition of which the Company determines is necessary or desirable for the purposes of the Project, including but not limited to that which is set out in Part 2 of the Schedule;

"IPR"  means any and all intellectual property or industrial rights of any description anywhere in the world includingwithout    limitation    to    the    foregoing generality any patents, trademarks, domain names, registered  designs, copyright  (including  without limitation   to the foregoing generality rights in computers  software, object and source code), rights in  the  nature  of  copyright,  database  rights,  semiconductor  topography  rights,   unregistered  design rights,   rights  in  and  to  trade   names,  business names,  product names  and logos, inventions, databases, discoveries, specifications formulae, processes, know  how,  trade  secrets,   confidential information and any analogous or similar right in any jurisdiction (whether  any  such rights referred  to in this definition are registered, unregistered, registerable or not), and any   applications or rights to apply for registration of any of them together with any registered rights resulting from  any such applications or rights to apply for registration;

"Knowhow" means   all  knowhow   relating  to   the   Individual's Background IPR and the Project;

"New Individual IPR" shall have the meaning given to it in Clause 6.4;

 "New Version" shall mean, after the development of the insole contemplated by this agreement to a commercial product, market ready (the "Market Ready Insole"), any update or improvement to the Market Ready Insole that that is developed to commercial market ready stage;

"Parties" "Patent(s)" means the Company and the Individual and "Party" shall be construed accordingly;

"Permitted Costs" means any and all patent applications filed by the Parties  in  accordance  with  Clause  7. 3  and  any patents granted pursuant to such applications; means those incurred by the Company and arising from the following:

a)           the  filing,   prosecution,   procurement   and maintenance   of   any   Patent(s)  after  the commencement of Exploitation;

b)           proceedings  before  the  Patent  Office  or other appropriate forum, including any appeals;

c)           professional  advice  (including  consultant's and  advisers'  fee)  on  the  Patent(s)  and other  intellectual  property  matters  relating The Individual acknowledges and agrees that each of sub-paragraphs 14. 1.1 to Patent(s) or the Foreground IPRs;

d)           proceedings by or against the Company in any court or tribunal for the enforcement or defence of any Patent or for revocation of or opposite onto any such Patent or for any other cause relating to the Individual's Background IPR or the Foreground IPRs (including   any   costs   or   sums   awarded against the    Company    in    any    such proceedings);

e)            agents' commission;

f)            marketing and public relations activities in relation to the Individual's Background IPR, the Patent(s) and/or any Foreground IPRs;

g)           establishing  and  managing  any  Spin-out Company;

h)           negotiating  and  managing  any  licence  of the Individual's Background IPR, the Patent(s) and/or any Foreground IPRs;

i)            arranging  and maintaining any intellectual property insurance in  respect of  the Individual's Background IPR, the Patent(s) and/or any Foreground IPRs;

j)            any tax,  charges,   duties,  deductions  or withholdings which  the Company is required to pay or make by law; and

k)           any other expenditure which may be agreed from time to time by the Individual and the Company;

"Project" means  the  final  development of the technology entitled 'Smart Insole" for the Company to take it to the market, and the funding of any ongoing and/or further development for the purposes of the Project, as  more  generally   described   in   Part  1  of  the Schedule;

"Schedule" means the schedule in two (2) Parts annexed to this Agreement which shall be deemed incorporated herein;

"Spin-out Company" means any separate legal entity established by the Company  as  a  vehicle  to  Exploit  the  Foreground IPRs;

1.2. In this Agreement:

1. 2.1.  the use of the singular includes the plural and vice versa;

1.2.2. references to gender include references to all genders;

1.2.3. unless  otherwise  stated,  any  reference  to  a  Clause  or  Schedule  is  to  the relevant Clause or Schedule of or to this Agreement and any reference to a sub clause or paragraph is to the relevant sub-clause or paragraph of the Clause or Schedule in which it appears;

1.2.4.  the Clause headings are for reference only and will not affect the construction or interpretation of this Agreement; and

1. 2.5. references  to  statutes,  any  statutory  instrument,  regulation  or  order  will  be construed as a reference to such statute, statutory instrument, regulation or order as amended or re-enacted from time to time.

1.3. In this Agreement, except where the context otherwise requires, any reference to:

1.3.1. another  agreement  or  any  deed  or  other  instrument  or  document  will  be construed as a reference to that other agreement, deed or other instrument or document as the same may have been,  or may from time to time be, amended, varied, supplemented or notated;

1.3.2. the  words  "include"  or "including"  are  to  be  construed  as  meaning  without limitation;

1.3.3. a "day" means a period of 24 hours (or such other number of hours as may be relevant in the case of changes for daylight saving) ending at 12.00 midnight;

1.3.4. a "week" means a period of 7 consecutive days;

1. 3.5. a "month" means a calendar month; and

1.3.6. a "person" includes any individual, partnership, firm, company, corporation, joint venture, trust, association,  organisation or other entity,  in each case whether or not having a separate legal personality.

2.  Commencement and Duration

This Agreement shall commence on the Commencement Date and shall continue unless terminated in accordance with the provisions of this Agreement.

3.  The Project

3.1. The Project will be undertaken by the Company.

3.2. The Company shall engage  the Individual as an employee  on such terms and to perform such duties in relation to the Project as the Parties may agree in a contract of employment to be agreed between them. The Individual shall comply with the terms of the Employment Contract failing which he shall be deemed to be in material breach of this Agreement.

3.3. The  Individual  will  at all times  during  the  period  of this Agreement use  his best endeavours to promote the interests of the Company.

3.4. The  Individual  warrants  that  he  will not,  as  a  consequence  of entering  into  and performing his obligations under this Agreement and the Employment Contract, be in breach of any terms express or implied (whether concerning confidentiality, non competition or otherwise) of any contract, agreement or other arrangement with,  or any obligation to, any third party binding upon the Individual and that the Individual is under no obligation,  covenant  or restriction  which would or might  give rise to any conflict of interest between the Individual and the Company or any Group Company.

4.  Good Faith

4.1. Subject to sub-clauses 4.2 and 4.3, the Individual may have a financial interest in or advise or act as a consultant to any business  provided that the Individual will not during the period of his involvement in the Project or his engagement under the Employment  Contract  (unless  with  the  prior  written  consent  of  the  Company) undertake any other activities or accept other engagements which may interfere with or detract from the Individual's obligations,  whether as specified in this Agreement or the  Employment  Contract  or  otherwise.  In  the  event  of  a  conflict  between  the Individual's foregoing obligations and the Individual's obligations to any third party, the Individual's foregoing obligations to the Company or any Group Company shall take precedence.

4.2. The  Individual  will  not  use  or  otherwise  turn  to  the  Individual's  advantage  the Individual's knowledge  of any connection or contact with any of the manufacturers used by customers of, or suppliers to the Company or any Group Company or any prospective manufacturers, customers or suppliers in a manner that is detrimental to the interests of the Company or any Group Company.

4.3. The Individual  will not receive or obtain directly  or indirectly  any discount,  rebate, commission  or  other  benefit  in  respect  of  any  goods  or  services  supplied  to  or acquired by the Company or any other business transacted by it and, if the Individual does receive any such discount,  rebate,  commission or other benefit, the Individual will account to the Company for it.

5.  Company's Representative:

The person within the Company who will act as the main contact point and channel of communication for the Project during the period of this Agreement is Sotirios Leontaritis. The Company will inform the Individual of any change in the identity of such person.

6.  Acquisition and Consideration

6.1. In consideration for the acquisition, the Company shall cause the issuance of:

(i)  a total of five hundred thousand (500,000) common shares the common stock of HCi  VioCare  the  parent  corporation  of  the  Company,  to  the  Individual,  which shares shall be issued on the execution of this Agreement and shall be subject to such restrictions as may be required by the requisite regulatory authorities   (the "Consideration Shares");

(ii) a total of five hundred thousand (500, 000) common shares the common stock of HCi  VioCare,  the  parent  corporation  of  the  Company,  to  the  Individual,  which shares shall be issued for each and every New Version of the technology   (the "Additional Consideration Shares");
6.2. (iii)  a  cash  bonus  in  the  amount  of  ten  million  USD  ($10,000,000)  should  the technology be sold, at any stage of development for the amount equal to or greater than five hundred thousand USD ($500,000,000) cash or the equivalent thereof by way of any other consideration (the "Cash Consideration"); The Individual hereby assigns   exclusive,   perpetual,   irrevocable,   transferable,   royalty  free,   worldwide ownership of the Individual's Background IPR and Knowhow to the Company for the purposes  of using it to the extent  necessary  or desirable  to further  develop  and exploit the Individual's Background IPR, and to create, develop and exploit the Foreground IPR.

6.3. The Individual shall, to the extent he has not already done so, disclose all of the Individual's background IPR to the Company and deliver all Documentation to the Company.

6.4. 1f,  following the Commencement  Date,  the Individual undertakes any research and development work based on or relating to the Individual's Background IPR and IPR is created or arises as a result of such research and development work ("New Individual IPR") then from the date of its creation, such New Individual IPR shall (unless it otherwise belongs  to the Company by  virtue of the Employment Contract)  form part of  Individual's  Background  IPR  and  shall  be  the  Company's  exclusive  property pursuant to Clause 6.1. The Individual shall disclose all such New Individual IPR to the Company promptly after its creation or arising.

6. 5. The Individual shall, at the request and expense of the Company, promptly execute any  further  document  and  perform  any  further  action  which  may  be  reasonably required by the Company to provide the full benefit of this Clause 6 to the Company and to give full effect to the intention of the Parties to this Agreement.

7. Intellectual Property Rights

7.1. Subject to Clause 7. 4, the Parties hereby acknowledge and agree that any and all Foreground IPR arising or created out of the Project shall be the exclusive property of the Company, and the Individual hereby agrees that he shall not acquire any right to any Foreground IPR.

7.2. The  Parties  hereby  acknowledge  and  agree  that  the  Company  shall  be  solely responsible for all decisions relating to the preparation, filing, and maintenance of any Patent comprised with the Individual's Background IPR and/or the Foreground IPR.

7. 3. The  Company  shall  procure  that  any  Patent  comprised  within  the  Individual's Background IPR and/or the Foreground IPR shall be filed in the joint names of the Company and the Individual, and that the Individual shall be named as inventor in any such Patent.

7.4. The  Individual  hereby  assigns  to  the  Company  exclusive,  perpetual,  irrevocable, transferable,  royalty free,  worldwide  ownership of the Individual's  rights in,  to, and under any Patent.

7. 5. All costs,  fees  and expenses  relating  to the prosecution and maintenance  of any Patent application (or application for other intellectual property) shall be borne by the Company.

8.  Infringement

8.1. Each party shall promptly and fully notify the other of:

8.1.1.  any actual,  threatened or suspected infringement which comes to its notice of any of the individual's Background IPR or of any Foreground IPR or of any of the Company's Patents irrespective of when such infringement occurred; and

8.1.2. any proceedings threatened or commenced against it in which the validity of any  Individual's  Background  IPR  or  of  any  Foreground  IPR  or  any  of  the Company's Patents is challenged irrespective of when such challenge arose.

8.2. As soon as practicable after any such notification has been given pursuant to Clause 8.1, the Company shall notify the Individual whether or not it has decided that the proceedings  shall be  defended  in the  circumstances  referred  to  in Clause  8.1. 2 limited to any of the Individual's Background IPR.

8.3. In the event that the Company notifies the Individual that it has decided not to defend any proceedings pursuant to Clause 8.2., the Individual shall be entitled to take such action as it sees fit subject to informing the Company  of its proposed action and advising the Company of the outcome.

8.4. Any action taken pursuant to Clause 8.2 will be at the Company's sole expense and any action taken pursuant to Clause 8.3 will be at the Individual's sole expense.

8.5. As exclusive owner the Company shall be free to take such actions as contemplated by Clause 8.2 above (and irrespective of when the challenge  occurred) in its own name provided that it consults reasonably with the Individual in this regard prior to such action being taken.

8.6. Where the Company takes action as provided for in 8.2 above, any award, damages or settlement monies awarded shall accrue to the benefit of the Company,  provided that any reasonable and properly validated costs incurred by the Individual in a court action shall be fully reimbursed by the Company.

8.7. 1f for any reason (other than lack of funds) the Company cannot take such action as is contemplated  by  Clause   8.2  above   but  does  wish  to  defend  or  commence proceedings or if the Company, as  exclusive owner, is  unable to  pursue  any proceedings unless the Individual is joined as a pursuer or defender,  the Company can require the Individual to take such action in the Individual's own name, subject to the following:

8.7.1. the costs reasonably and necessarily incurred by the Individual shall  be met by the Company as they fall due (and the Individual shall keep the Company fully advised of the extent and nature of all such costs as soon as the Individual becomes aware of the same);and

8.7.2. any  award,  damages  or  settlement  monies  awarded  to  the Individual  shall accrue to the benefit of the Company and,  if received by the Individual,  shall be held by the Individual as agent for the Company. For the avoidance of doubt, if the Individual takes such action pursuant to Clause 8.3., any award, damages, or settlement monies awarded to the Individual as a result of such action shall accrue to the benefit of the Individual.

8.8. The  Individual  shall  do  all  such  things  and  execute all  such  documents  as  may reasonably  be  required  of  it  by  the  Company  for  the  purpose  of  assisting  the Company in bringing or defending any proceedings as contemplated by Clause 8.2, and the Company shall bear the cost of the provision of such assistance.

8.9. For the avoidance  of doubt,  in no circumstances can the Individual  agree  to the settlement of any such action as contemplated by Clause 8.2 above, without the prior written consent of the Company.

9.  Exploitation

9.1. The  Parties  hereby  acknowledge  and  agree  that  the  Company  shall  be  solely responsible for all decisions relating to the Exploitation of the Individual's Background IPR, the Foreground IPR and/or any Patent.

9.2. In the event that the Individual's Background IPR,  the Foreground IPR and/or any Patent is exploited by way of the Company establishing a Spin-out Company:

9.2.1. the Company shall procure that the Spin-out Company is granted a licence or sub-licence  of the Individual's  Background  IPR,  the Foreground IPR  and any Patent on such terms as may be negotiated with the Spin-out Company;

9.2.2. if required by the Spin-out Company or its prospective investors, the Company shall assign the Individual 's Background IPR to the Spin-out Company;

10. Warranties and Representations

10.1.  The Individual represents and warrants to the Company that:

10.1.1. to the best of his knowledge and belief, the Individual is the true and sole owner of the Individual's Background IPR and there are and will be no liens, charges,  encumbrances  or  restrictions  which  affect  the  Company's  ability  to acquire the Individual's Background IPR in accordance with this Agreement;

10.1.2.  the Individual has not assigned property or granted any licence of the Individual's Background IPR to any other person, company or undertaking;

10.1.3.  the Individual  is not aware that any third party owns or claims that it owns any rights which would be infringed by the acquisition of the Individual's Background IPR by the Company in accordance with the provisions of this Agreement;

10.1.4.  to the best of the Individual's knowledge and belief, no third party has infringed or threatened to infringe or is infringing or threatening to infringe the Individual's Background IPR; and

10.1.5. the Individual has full power and authority to enter into and perform his obligations under this Agreement without being in breach of any obligation or undertaking to any third party.

10. 2. The Company represents and warrants to the Individual that:

10. 2.1. the Company  is a corporation  duly organized,  validly existing,  and in good standing under the laws of Scotland, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties  and  assets  that  it  purports  to  own  or  use,  and  to  perform  all  its obligations under any applicable contracts;

10.2.2. the Company has all requisite corporate power and authority to execute and deliver the Agreement to be signed by the Company and to perform its obligations hereunder and to consummate the Acquisition. The execution and delivery  of  the  Agreement  by  the  Company  and  the  consummation  of  the Acquisition   have   been  duly   authorized   by  the   board  of  directors   of  the Company. Other than as set out in this Agreement, no other corporate or shareholder proceedings on the part of the Company are necessary to authorize the Agreement or to consummate the Acquisition. This Agreement has been, and the Consideration when issued and delivered by the Company as contemplated by this Agreement will be, duly executed and delivered by the Company and this Agreement is a valid and binding obligation of the Company enforceable in accordance with its respective terms; and

10.2.3.          the Consideration Shares and the Additional Consideration Shares to be issued  to the Individual pursuant  to this Agreement  will,  upon issuance,  have been  duly  and  validly  authorized  and,  the  Consideration  Shares  and  the Additional Consideration Shares when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable shares in the capital of HCi VioCare.

11.1ndemnities and Limitation  of Liability

11.1. The Company  shall indemnify the Individual on demand in respect of all loss, damages, costs, claims, demands and expenses (including all legal and other professional fees and expenses on a full indemnity basis but always excluding all indirect losses) suffered or incurred by the Individual as a result of any breach by the Company of this Agreement or as a result of any negligent act or omission of the Company in connection with this Agreement.

11.2. The Individual shall indemnify the Company on demand in respect of all loss, damages, costs, claims, demands and expenses (including all legal and other professional fees and expenses on a full indemnity basis but always excluding all indirect losses) suffered or incurred by the Company or any Group Company as a result of any breach by the Individual of this Agreement or as a result of any negligent act or omission of the Individual in connection with this Agreement.

11. 3. Subject  to  Clause  11.4,  the  aggregate  liability  of  each  Party  to  the  other, whether  in  contract,   delict  (including  negligence  or  breach  of  statutory  duty)  or otherwise arising in connection with this Agreement shall not exceed five (5) years.

11.4.  Nothing in Clause 11. 3 shall exclude or limit the liability of a Party for death or personal injury caused by that Party's negligence,  nor for any matter, in respect of which it would be illegal for that Party to exclude or limit, or attempt to exclude or limit, its liability.

12. Confidentiality

12.1.  The Parties agree and undertake that during the term of this Agreement and thereafter they will keep confidential and will not use for their own purposes except for the performance of this Agreement nor, without the prior written consent of the Party who discloses the relevant Confidential Information, disclose to any third party any Confidential Information provided to them, unless:

12.1.1. the receiving  Party can show such information is public knowledge  or already known to the receiving Party at the time of disclosure,  or subsequently becomes public knowledge other than by breach of this Agreement; or

12.1.2  the receiving Party can show that such information subsequently comes lawfully into the possession of the receiving Party from a third party without an obligation of confidentiality; or

12.1.3. Clause 12.3 applies to such information, to the extent only as permitted by these Clauses.

12. 2. Any Confidential Information disclosed by any Party to any other Party prior to the execution of this Agreement and/or the Commencement Date shall be considered as having been disclosed under this Agreement.

12.3. Any party may disclose Confidential Information to the extent it is required to do so by a statutory,  legal,  regulatory or parliamentary obligation placed upon the Party making the disclosure (including in the case of the Company, its obligations to Audit Scotland  and  any  successor  body  to  Audit  Scotland),   provided,  to  the  extent practicable,  that the Party obliged to make the disclosure will provide the Party to whom the Confidential Information belongs with a reasonable opportunity to make representations to the body compelling such disclosure as to the nature and extent of the disclosure required and the procedures for maintaining confidentiality of the Confidential Information to be disclosed.

13. Statements

The Individual, will not at any time whether during the term of this Agreement or at any time thereafter make any public statement in relation to the Company or its businesses,   affairs, customers or clients or officers and employees except when both the making of and terms of any such statement have been approved by the Company.

14. Protection  of Business Interests

14.1. Since the Individual is likely, in the course of the Project, to have access to Confidential Information and dealings with the customers,  clients and suppliers and other contacts of the Company or any Group Company, he hereby agrees, in order to safeguard such Confidential Information and the good will of the Company and any such Group Company that, in the event of the termination of this Agreement he shall not for a period of five (5) years (except where expressly stated otherwise in this Clause 14.1) from the date of such termination:

14.1.1.  in  competition  with  the  Company,  entice  or  solicit,  or  endeavour  to entice or solicit, away from the Company or any  Group Company, the custom or business of any person,  company or other undertaking,  who or which is or has been a customer or client of the Company or such Group Company, and with whom or which the Individual has regularly dealt at any time during the five (5) years immediately  prior to the date  of such termination  in the course  of the Project or by reason of services rendered to or offices held by him in or his employment by the Company or any Group Company; or

14.1.2.  in competition with the Company, accept any business from any person, company, or other undertaking, who or which is or has been a customer or client of the Company or any Group Company and with whom or which the Individual has regularly dealt at any time during the five (5) years immediately prior to the date of such termination in the course of the Project or by reason of services rendered to or offices held by him in or his employment by the Company or any such  Group  Company,   provided  that  this  restriction  shall  not  prohibit  the Individual from having business dealings with or accepting business from any such person,  company or other undertaking in respect of any business which is not in competition with the Company or any such Group Company as at the date of such termination  and in which  the Individual  was concerned  to a material or

14.1.3. without  the   prior  written   consent  of  the  Company,   be  engaged, interested or concerned in any business carried on, or about to be carried on, by any person, company or other undertaking which is in competition with any business carried on by the Company or any Group Company as at the date of such termination in any territory in which such business was carried on, provided that this restriction shall not prohibit (i) the Individual from being engaged, interested or concerned in any such business, company or other undertaking so far as his/her involvement therein or duties in connection therewith shall relate exclusively  to  work  of  a  kind  or  nature  with  which  the  Individual  was  not concerned to a material extent during the five (5) years immediately prior to the date of such termination; or (ii) the Individual from being beneficially interested in any class of securities in any company, if such class of securities is listed or dealt in a recognized  stock exchange where the Individual (together with his spouse and children) neither holds nor is interested in more than five percent (5%) of any single class of securities in that company; or

14.1.4. entice  or  solicit,   or  endeavour  to  entice  or  solicit,   away  from  the employment  of  the  Company  or  any  Group  Company  any  person  who  was senior employer or consultant at anytime in the five (5) year period prior to the date of the termination of the Agreement and with whom the Individual regularly dealt  or  had  contact  in  the  course  of  the  Project  or  by  reason  of  services rendered to or offices held by him in or his employment by the Company or any such Group Company; or

14.1.5. employ  or  engage  any  person  who  was  a  senior  employee  of  or consultant  to  the  Company  or  any  Group  Company  or  any  employee  or consultant who has Confidential Information about a customer or client of the Company or any Group Company for a period of five (5) years from the date on which this Agreement terminates; or

14.1.6. at any time after the date of termination of this Agreement carry  on business or trade under a name which is identical or similar to any name used by the Company or any Group Company; or

14.1.7. at any time after the termination of the Agreement do or say anything which might reasonably be expected to be harmful to the reputation of the Company or any Group Company or which may lead any person to cease to do business with the Company or any Group Company on substantially the same terms to those previously offered or at all.

The  restrictions  set  out  in  this Clause  14.1  shall  apply  to  any  action  taken  by  the Individual in any capacity (whether as principal,  agent,  representative,  partner,  director, employee, party to a joint venture, consultant or otherwise).

14.2.   On the termination of this Agreement (how so ever caused), the Individual shall not, at any time thereafter,  represent himself still to be connected with the Company or any Group  Company,  except  with the  prior  consent,  or  at the request,  of the Company or to the extent that he shall be so connected as a result of being a shareholder or director of the Company or any Group Company.

14.3 The Individual acknowledges and agrees that each of sub-paragraphs 14. 1.1 to 14. 1.7 (inclusive) of Clause 14.1 constitutes an entirely separate and independent restriction on him and that the duration, extent and application of each of such restrictions  are  no  greater  than  is  necessary  for  the  protection  of  the  legitimate interests  of  the  Company  and  any  Group  Company  for  which  he is  required  to perform duties.

14.4. While the restrictions set out in sub-paragraphs 14.1.1 to 14.1.7 (inclusive) of Clause 14.1 are considered by the Parties to be reasonable in all the circumstances, it is acknowledged that restrictions of such a nature may fail or become invalid for technicalreasons   unforeseen   or   because   of   changing   circumstances   and, accordingly,  the Parties agree that,  if any of such restrictions shall adjudged to be void or ineffective as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company or for any other reason but would be valid and effective if part of the wording thereof was deleted and/or any period or are a referred to therein reduced in time or scope, such restrictions shall apply with such deletions or modifications as may be necessary to make them valid and effective.

15. Termination

15.1.       This Agreement may be terminated by written notice with immediate effect in any of the following events:

    15.1.1.   by the Individual in the event of the liquidation (except for the purposes of a solvent reconstruction or amalgamation) or receivership of the Company or the appointment of an administrator of the Company or its ceasing or threatening to cease trading; or

15.1.2.    by the Individual or the Company in the event of the material breach by the other(s) of any of its or their obligations hereunder which is irremediable or if it can be remedied,  remains without remedy on the expiry of thirty (30) days after receipt by the Party in breach of written notice from the Party serving notice specifying the breach and the action required to remedy same; or

15.1. 3.   by the Company if the Individual is in material breach of the Employment Contract or the Individual is in breach of any of the warranties set out in Clause 10; or

15.1.4.    by the Company if it decides at any point to terminate the Project for any reason.

15.2.      Termination of this Agreement shall not affect any rights or obligations of the Parties in respect of the period up to the date of termination nor shall it affect any rights or obligations of the Parties which, due to the nature thereof, are due to be performed or observed following such termination, including but not limited to Clauses 4. 2, 4.3, 6.1, 6.2, 6.4, 6. 5, 7, 8.8, 8. 9, 9.1, 10, 11, 12, 13, 15, 16 and 24.

16. Consequences of Termination

In the event of termination of this Agreement by the Individual under Clause 15.1.1 or by the Company under Clause 15. 1.4, the Company shall in good faith negotiate with the Individual a renunciation of the ownership of IPR assigned to the Company under this Agreement and an assignation of the Company's interest in the Foreground IPR and any Patent(s).

17. Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and cancels,  terminates and supersedes any prior agreement or understanding entered into between the Parties,  provided that nothing in this Clause 17 shall have effect to exclude liability of any Party for fraud or fraudulent misrepresentation.

18. Variation

None of  the provisions  of this Agreement may be  varied,  waived,  extended or modified except expressly in writing and signed by both Parties.

19.Waiver

Any omission by either Party to exercise any right or remedy available to that Party under the terms of this Agreement shall not be taken to signify acceptance of the event giving rise to the right to exercise such right or remedy and shall be without prejudice to the future exercise of any such right or remedy and/or to the rights or remedies of either Party which may arise in the future.

20. Severability

If any provision of this Agreement is declared to be void or unenforceable by any judicial or administrative  authority  in  any  jurisdiction  in  which  this  Agreement  is  effective,  such provision will be deemed to be severable and the validity and force of the remainder of the provisions of this Agreement shall not be affected thereby. The Parties shall each use their reasonable endeavours in good faith to modify this Agreement so that the intent of the void and/or unenforceable provision of this Agreement can be carried out legally.

Any void or unenforceable provision shall be construed as per the Governing law defined hereinafter.

21. Assignation

21.1.   Subject to Clauses 6.1, 7.3, and 21.2, neither Party shall be entitled to assign the benefit or burden of this Agreement without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

21.2.   The  Company  shall  be  entitled  to  assign  or  transfer  any  of  its  rights  or obligations under this Agreement to any Spin-out Company or Group Company.

22. Force Majeure

Neither of  the Parties  shall  be  liable  to  the  other nor  be  held  to  be  in  breach  of this Agreement to the extent that they are prevented, hindered or delayed in the performance or observance of their obligations hereunder by any cause or contingency whatsoever beyond their reasonable control.

23. Notices

Any notices required to be given pursuant to this Agreement shall be in writing and shall be hand delivered or sent by certified e-mail (return receipt requested) and by confirming letter sent by first class registered mail (or its equivalent) posted within twenty four (24) hours of the said e-mail to the address (and e-mail address) and for the attention of the relevant Party, as set out below (or otherwise notified). Any such notice shall be deemed to have been received twenty-four (24) hours after the time of dispatch to the e-mail in question.

The Company:                For the attention of: Sotirios Leontaritis Centrum Offices,
                                          38 Queen Street, Glasgow, G1 3DX, Scotland UK
                                          E-mail: leosot@viocare.eu

The Individual:              For the attention of: Christos Kapatos
                                         66 Stewarton Drive, Cambuslang, Glasgow G72 8DG, Scotland UK
                                         E-mail: c.kapatos@healthcare-innovations.com

24. Governing Law

This Agreement shall be governed by, and is to be construed in accordance with, the law of Scotland,  and the Scottish Courts will have exclusive jurisdiction to deal with any dispute which has arisen or may arise out of or in connection with this Agreement.

IN WITNESS whereof the Parties have caused this Agreement to be signed as follows:

HCI VIOCARE TECHNOLOGIES LIMITED
a UK corporation

Name: Sotirios Leontaritis	CHRISTO KAPATOS
Title: Director

SCHEDULE

PART 1

Details of the Project

Project Development - Smart Insole

The Project  relates to the development  of an affordable,  durable  and reliable  Smart Insole; a wearable, wireless, accurate and non-invasive monitoring, prevention and e diagnosis system for people with diabetes and sensory lose (diabetic foot condition) at the area of the foot.

Diabetes is a serious  disease  that can develop  from lack of insulin  production  in the body  or  due  to  the  inability  of  the  body's  insulin  to  perform  its  normal  everyday functions. Insulin is a substance produced by the pancreas gland that helps process the food we eat and turn it into energy.

Many complications can be associated with diabetes. Diabetes disrupts the vascular system,  affecting many areas of the body such as the eyes,  kidneys,  legs, and feet. People with diabetes should pay special attention to their feet; about one in five people with  diabetes  enters  the  hospital  for  foot  problems.  Specific  Foot  Problems  include Calluses, Ulcers, Loss of feeling (Neuropathy), Poor Circulation, and Amputation. People with diabetes are more prone to infection. They can also develop neuropathy (damaged nerves) or peripheral vascular disease (blocked arteries) of the legs. This can cause diminished feeling in the feet leading to unnoticed cuts, scratches, and tissue breakdown. This may result in ulceration and infection. Infection and foot ulceration, alone or in combination, often lead to amputation. Neuropathy and peripheral vascular disease can also cause distressing pain in the lower limbs. It is very important for diabetics to take the necessary precautions to prevent all foot related injuries. Due to the consequences of neuropathy, daily observation of the feet is critical. When a diabetic patient takes the necessary preventative foot-care measures, he or she reduces the risks of serious foot conditions. If the above problems are not cared for, amputation of the foot or leg may result. Theoretically, if diabetes is well controlled and monitored it should be possible to avoid these foot problems. However, with the technologies currently available it is not always possible to achieve good diabetic monitoring and control and as severe neuropathy and peripheral vascular disease cannot be easily reversed, many people with diabetes will develop foot problems. The main problem with diabetic peripheral neuropathy is that, when someone is affected with it, he is unaware when pressure thresholds are being abused. The result is tissue damage, leading to ulceration, and often, amputation.

Foot complaints are the leading cause of hospitalisation  of people with diabetes (346 million  diabetic  people  worldwide  according  to WHO).  It is estimated  that 30% of all diabetics (104 million people world-wide) will develop a serious foot complaint at some time (http://www.who.int/topics/diabetes  mellitus/en/). In all cases serious problems can be prevented  by monitoring  the area of the patient's  feet and providing  the collected information to the patient in real-time, as well as to his podiatrist and/or physiotherapist. This can improve the time response in addressing any potential problems with the feet's health  and  hence  improve  the  general  well-being  of  the  patient  and  even  prevent amputation.. In the USA alone the value of the diabetic foot ulcers therapeutics market in 2011 was $1.53 billion, showing continuous growth (http://www.companiesandmarkets.com/News/Healthcare-and-Medicai/Diabetic-foot ulcers-therapeutics-market-expected-to-maintain-a-moderate-growth/NI3941).

The intent with the project is to further the development  of the Background IPR and to develop a patentable product which will be market ready.

PART 2

Individual's Background IPR

The Background IPR

Kapatos have conceived and has been working on a Smart Insole System which is a state-of-the-art, pressure and shear (friction)-sensing insole with an incorporated real time global display application and an fully featured support web-space that tells the user and his podiatrist/physiotherapist when inappropriate or dangerous conditions are developing on the feet, in order to prevent damage and correct the problems that can cause it. The product is designed to mitigate diabetic foot complications, such as ulceration, infection and amputation, as well as improve the total health of a person with diabetes, by incorporating the readings from the insole system to a specialised web space that will help the user monitor not just the health of his feet but also his diabetes by looking after his diet, exercise, and live a healthy life-style.

To Kapatos knowledge  there is no similar system currently in the market. The insoles that are commercially  available can only monitor vertical pressure on the foot and not shear (friction). Also, none of these devices produce real-time data that can be of assistance to the user. The web-space "total diabetes care" concept is also unique.